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Exhibit 99.2

4-D Neuroimaging Unaudited Pro Forma Financial Statements excluding Neuromag Oy

        The pro forma financials presented below are the unaudited balance sheet and statements of operations based on the assumption that the company had disposed of the subsidiary on September 30, 2000. Presented are the balance sheet of the Company as of June 30, 2002, Statements of Operations for fiscal year 2001 and the nine month period ended June 30, 2002.

4-D NEUROIMAGING
PRO FORMA BALANCE SHEETS June 30, 2002 (unaudited)
(in thousands)

	Consolidated	Neuromag		Pro Forma Adjustments		Pro Forma w/o Neuromag
ASSETS
Cash and cash equivalents	$572	$476		$		$96
Restricted cash	68	50			—	17
Accounts receivable, less allowance for doubtful accounts of $210	1,188	548			—	640
Intercompany Receivables—Finland		742	(a)		742	—
Inventories	4,080	493	(b)		(475)	3,112
Prepaid expenses and other	152	—			—	152

Total current assets	6,060	2,309			267	4,017
Property and equipment, net	644	393			—	251
Goodwill, net	8,177	—	(c)		(8,177)	—
Deferred income taxes	670	670			—	—
Other assets	248	195			—	53

Total assets	$15,799	$3,567			$(7,910)	$4,321

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable	$3,840	$—	(d)		$(3,590)	$250
Accounts payable	1,712	131			—	1,581
Intercompany Payables	—	1			1	—
Accrued liabilities	1,125	542	(e)		(470)	113
Accrued salaries and employee benefits	481	91			—	390
Customer deposits	336	16			—	320
Deferred revenues	340	226			—	114
Current portion of royalty obligation	312	—			—	312
Current portion of capital lease obligations	11	—			—	11

Total current liabilities	8,157	1,007			(4,078)	3,091
Notes payable	524	524			—	—
Royalty obligation, net of current portion	1,108	—			—	1,108
Customer deposits	1,000	—			—	1,000
Deferred revenues	377	—			—	377
Capital lease obligations, net of current portion	—	—			—	—

Total liabilities	11,166	1,531			(4,078)	5,576

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Common stock—no par value; 300,000,000 shares authorized; 159,107,820 and 145,018,629 shares issued and outstanding as of June 30, 2002 and September 30, 2001, respectively	114,533	3,897	(f)		3,897	114,533
Additional paid-in capital	3,007	—			—	3,007
Accumulated deficit	(112,700)	(2,031	)(g)		(8,127)	(118,796)
Accumulated other comprehensive loss	(207)	171	(h)		378	—

Total shareholders' equity	4,633	2,037			(3,833)	(1,256)

Total liabilities & shareholders' equity	$15,799	$3,568			$(7,910)	$4,321

See Notes to Pro Forma Financial Statements

4-D NEUROIMAGING
STATEMENTS OF OPERATIONS YEAR ENDED SEPTEMBER 30, 2001
(in thousands, except per-share amounts)
(unaudited)

	Consolidated	Neuromag		Pro Forma Adjustments	Pro Forma w/o Neuromag
	(audited)	(unaudited)		(unaudited)	(unaudited)
REVENUES
Product sales	$9,245	$3,025		$—	$6,220
Product services	1,019	47		—	972

	10,264	3,072		—	7,192

COST OF REVENUES
Product	5,919	2,401		—	3,518
Product services	593	7		—	586

	6,512	2,408		—	4,104

GROSS MARGIN	3,752	664		—	3,088
OPERATING EXPENSES
Research and development	1,877	535		—	1,342
Marketing and sales	1,988	272		—	1,716
General and administration	2,834	1,012	(i)	138	1,960
Goodwill amortization	1,319	—	(j)	(1,319)	—

	8,018	1,819		(1,181)	5,108

OPERATING LOSS	(4,266)	(1,155)		(1,181)	(1,930)
Interest expense	(910)	(39	)(k)	313	(558)
Interest income	59	33		—	26
Other income (expense), net	617	33		—	584
Loss on investment in Magnesensors	—	—		—	—
Loss on sale of Neuromag	—	—	(l)	(6,136)	(6,136)
LOSS BEFORE PROVISION FOR INCOME TAXES	(4,500)	(1,128)		(4,642)	(8,014)
Provision for income taxes	1	—		—	1

NET LOSS	$(4,501)	$(1,128)		$(4,642)	$(8,015)

BASIC AND DILUTED NET LOSS PER SHARE	$(.04)	$—		$—	$(.07)
Weighted average number of common shares outstanding	110,883	—		—	110,883

See Notes to Pro Forma Financial Statements

4-D NEUROIMAGING
STATEMENTS OF OPERATIONS NINE MONTHS ENDED JUNE 30, 2002
(in thousands, except per-share amounts)
(unaudited)

	Consolidated	Neuromag		Pro Forma Adjustments	Pro Forma w/o Neuromag
REVENUES
Product sales	$9,561	$5,089		$—	$4,472
Product services	763	114		—	649

	10,324	5,203		—	5,121

COST OF REVENUES
Product	6,866	3,027		—	3,839
Product services	806	164		—	642

	7,672	3,191		—	4,481

GROSS MARGIN	2,652	2,012		—	640

OPERATING EXPENSES
Research and development	992	227		—	765
Marketing and sales	1,475	171		—	1,304
General and administrative	1,813	322	(i)	(241)	1,250
Goodwill amortization	—	—		—	—

	4,280	720		(241)	3,319

OPERATING INCOME (LOSS)	(1,628)	1,292		—	(2,679)
Interest expense	(211)	(35	)(k)	(157)	(19)
Interest income	12	8		—	4
Other income, net	42	(39)		—	81

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(1,785)	1,226		(398)	(2,613)
Provision for income taxes	1	—		—	1

NET INCOME (LOSS)	$(1,786)	$1,226		$(398)	$(2,614)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE	$(0.01)	$—		$—	$(0.02)

Weighted average number of common shares outstanding	150,285	—		—	150,285

COMPREHENSIVE LOSS:
Net income (loss)	$(1,786)	$1,226		$(398)	$(2,614)
Cumulative translation adjustment	28	—		(28)	—

Comprehensive income (loss)	$(1,758)	$1,226		$(370)	$(2,614)

See Notes to Pro Forma Financial Statements

Notes to Pro Forma Financial Statements

Adjustments to Statements of Operations

        If the Company had disposed of Neuromag Oy on September 30, 2000, the Company would not have incurred certain administrative costs associated with efforts to combine the two companies, including the hiring of certain personnel. The Company would also not have incurred certain administrative expenses related to Neuromag Oy while also not being able to utilize certain other resources in the administration of Neuromag Oy. These resulted in adjustments (i) of administrative costs of a net increase of $138,000 in fiscal year ended September 30, 2001, and a net reduction of $241,000 in the nine months ended June 30, 2002. The net increase of $138,000 was a result of administrative costs which were charged to Neuromag Oy.

        As a result of the Sale, the Company had to adjust the Goodwill associated with the original purchase of Neuromag Oy and other intercompany accounts resulting in a net loss on the sale (l) of $6,136,000. Additionally, there would have been no amortization of Goodwill in fiscal 2001 resulting in an adjustment (j) of $1,319,000.

        Based on the Sale, the Company would have used the proceeds to pay down the loan of $11.4 million from AIG Bank (AIG) that was used to purchase Neuromag Oy. It is assumed the financing that occurred in April of 2001 would still have proceeded as it did resulting in the AIG being fully paid as of April, 2001. This would have resulted in lower interest expense (k) of $313,000 and $157,000 in fiscal 2001 and nine-months to June 30, 2002 respectively.

Adjustments to June 30, 2002 Balance Sheet

        Based on the Sale, the Company would have used the proceeds to pay down the loan of $11.4 million from AIG Bank (AIG) that was used to purchase Neuromag Oy. It is assumed the financing that occurred in April of 2001 would still have proceeded as it did resulting in the AIG being fully paid as of April, 2001. This assumption results in an adjustment (d) of $3,590,000 in Notes Payable. The resulting reduction of interest expenses is reflected in the adjustment (e) of $470,000 to accrued liability.

        A consolidating entry (f) is made for common stock value as a result of the transaction.

        Based on the Sale, the Company made an adjustment to Goodwill (c) of $8,177,000. Also the loss on disposal of Neuromag and the reduction of interest expense results in an adjustment (g) of $8,127,000 consisting of $8,597,000 less $470,000 to the accumulated deficit and an adjustment (h) of $378,000 in Accumulated Comprehensive Loss for foreign currency translation gains/losses.

        As part of the Sale, Neuromag agreed to accept a Neuromag 122 system in exchange for offset of the intercompany payables. This resulted in an adjustment to inventories (b) of $475,000 and an adjustment (a) of the intercompany receivables of $742,000.

QuickLinks

4-D Neuroimaging Unaudited Pro Forma Financial Statements excluding Neuromag Oy
4-D NEUROIMAGING PRO FORMA BALANCE SHEETS June 30, 2002 (unaudited) (in thousands)
4-D NEUROIMAGING STATEMENTS OF OPERATIONS YEAR ENDED SEPTEMBER 30, 2001 (in thousands, except per-share amounts) (unaudited)
4-D NEUROIMAGING STATEMENTS OF OPERATIONS NINE MONTHS ENDED JUNE 30, 2002 (in thousands, except per-share amounts) (unaudited)